FIRST AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, made as of the 13th day of September, 1995 (the "Amendment"), by and between DOUGHTIE'S FOODS, INC., a Virginia corporation (the "Borrower") and CRESTAR BANK, a Virginia banking corporation (the "Bank"), provides as follows:

     1. Recitals. (a) The Borrower and the Bank are parties to that certain Amended and Restated Revolving Credit Agreement (the "Agreement") dated as of November 15, 1994. All capitalized terms used herein shall have the respective meanings specified in the Agreement unless otherwise defined herein.

          (b) In connection with the sale by Dutterer's of certain of its assets, including the Dutterer's Inventory and Receivables, the Borrower has requested and the Bank has agreed, subject to the terms and conditions of the Amendment, to terminate the Dutterer's Security Agreement and release the Dutterer's Inventory and Receivables from the security interest created thereby.

          (c)  TWB Gourmet Foods, Inc., a Virginia corporation
("TWB"), has become a subsidiary of the Borrower, and the Borrower desires that the Inventory and Receivables of TWB qualify as Eligible Subsidiary Inventory and Eligible Subsidiary Receivables, respectively.

          (d) The Borrower and the Bank desire to amend the Agreement as hereinafter set forth.

     2. Amendment of Agreement. (a) Annex I of the Agreement is hereby amended as follows:

          (i) The definition of "Dutterer's Security Agreement" is deleted.

          (ii) Clause (ii) of the definition of "Subsidiary" is amended to read as follows: "(ii) with respect to Eligible Subsidiary Inventory and Eligible Subsidiary Receivables, any Subsidiary other than a Subsidiary which has a Collateral Value of less than $50,000 at any one time during the Commitment Period."

          (b) Section 7.1 of the Agreement is hereby amended by the addition, following the phrase "or any other property of the Borrower," the following parenthetical phrase: "(including, without limitation, any promissory note or other evidence of indebtedness received by the Borrower or Dutterer's in connection with the disposition of the assets of Dutterer's)".

     3.  Release of Security Interest in Dutterer's Inventory and
Receivables. The Bank hereby terminates and releases the security interests granted to it pursuant to the Dutterer's Security Agreement and shall, at the request of the Borrower and/or Dutterer's, duly execute and deliver appropriate Uniform Commercial Code termination statements evidencing such termination and release.

     4. TWB Subsidiary Security Agreement. Contemporaneously with the execution and delivery of the Amendment, the Borrower shall deliver or cause to be delivered to the Bank the duly executed Subsidiary Security Agreement of TWB in the form attached hereto as Exhibit A, together with appropriate duly executed Uniform Commercial Code financing statements showing TWB as debtor, the Borrower as secured party and the Bank as assignee.

     5.  No Default; Representations and Warranties True and Correct;
Etc. The Borrower hereby represents and warrants to the Bank that, as of the date hereof, (a) no Event of Default has occurred and is continuing;
(b) except for representations and warranties relating expressly to an earlier date, the representations and warranties made by the Borrower in the Agreement (including, without limitation, representations and warranties with respect to Subsidiaries as the same apply to TWB) are true and correct on the date hereof as if made on the date hereof; (c) the true and correct addresses of the Borrower's chief executive office and that of each Subsidiary is listed on Exhibit B, attached, which offices are the places where the Borrower and each Subsidiary, respectively, (i) are "located" for the purpose of Section 9-103(3)(d) of the Uniform Commercial Code, and (ii) keep their records concerning the Collateral; and (d) the locations of all Inventory of the Borrower and each Subsidiary are as specified on Exhibit C, attached.

     6. Pocahontas Foods Letter of Credit. Notwithstanding any other provision of the Agreement to the contrary, the $7,500,000 upper limit of the Commitment shall be reduced by the amount of $100,000 so long as a letter of credit in such amount, issued for the account of the Borrower by the Bank for the benefit of Pocahontas Foods, shall remain outstanding.

     7. Expenses. The Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, execution and delivery of the Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees of counsel for the Bank.

     8. Ratification. Except as expressly amended hereby, the Loan Documents are hereby ratified and confirmed as in full force and effect.

     WITNESS the following signatures:

                         DOUGHTIE'S FOODS, INC.

                         By: MARION S. WHITFIELD, JR.
                                              (Signature)

                                     Senior Vice President



                         CRESTAR BANK

                         By: BRUCE W. NAVE
                                              (Signature)

                                      Vice President


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Exhibit A   Subsidiary Security Agreement
            (filed as Exhibit 10(c)(2) to this Report)
------------------------------------------------------


Exhibit B   Chief Executive Offices
-----------------------------------

A.   The Borrower:

                    Doughtie's Foods, Inc.
                    2410 Wesley Street
                    Portsmouth, Virginia  23707

B.   Subsidiaries:

                    TWB Gourmet Foods, Inc.
                    2620 Elmhurst Lane
                    Portsmouth, Virginia  23701


Exhibit C   Inventory Locations
-------------------------------

A.   The Borrower:

                    2415 Wesley Street
                    City of Portsmouth, VA

                    800-840 Florida Avenue
                    City of Portsmouth, VA

                    Merchants' Terminal
                    Jessup (Howard County), MD

                    2410 Wesley Street
                    City of Portsmouth, VA

                    Denver Cold Storage
                    Denver (Lancaster County), PA

                    Richmond Cold Storage
                    Smithfield (Isle of Wight), VA

                    Burris Refrigeration
                    City of Chesapeake, VA

                    Timberline Cold Storage
                    Pitman (Gloucester County), NJ


B.   Subsidiaries:

                    TWB Gourmet Foods, Inc.
                    2620 Elmhurst Lane
                    City of Portsmouth, VA

                    800-840 Florida Avenue
                    City of Portsmouth, VA